Exhibit 10.1

EXCHANGE AGREEMENT

This Exchange Agreement (the “Agreement”) is dated this January 17, 2008, by and among Celsius Holdings, Inc., a Nevada corporation (the “Company”), and Brennecke Partners LLC (“Holder”).

WHEREAS, Holder, beneficially owns and holds that certain promissory issued by the Company in the amount of $250,000.00 and dated April 2, 2007 (the “April 2, 2007 Note”);

WHEREAS, the Holder desires to exchange the April 2, 2007 Note for 1,000,000 shares of the Company’s common stock, par value $.001 per share (“Common Stock”), and a new promissory note in the amount of $105,000.00 in substantially similar form to the promissory note attached hereto as Exhibit A (the “New Promissory Note”), and the Company desires to issue the Common Stock and New Promissory Note in exchange for the April 2, 2007 Note, all on the terms and conditions set forth in this Agreement;

WHEREAS, the Holder shall waive and relinquish any and all rights that the Holder may have in and to the accrued and unpaid interest on the April 2, 2007 Note; and

WHEREAS, the reliance upon the representations made by the Holder in this Agreement, the transactions contemplated by this Agreement are such that the offer and exchange of securities by the Company under this Agreement will be exempt from registration under applicable United States securities laws because this is an exchange offer pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”) and it is a private placement intended to be a non-public offering pursuant to Section 4(2) of the Securities Act and/or Regulation D promulgated under the Securities Act.

NOW, THEREFORE, in consideration of the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Holder hereby agree as follows:

1.  Exchange. Subject to and upon the terms and conditions set forth in this Agreement, the Holder agrees to surrender to the Company (the “Exchange”) the April 2, 2007 Note beneficially owned by the Holders for 1,000,000 shares of the Company’s newly issued Common Stock (the “Exchange Shares”) and a newly issued promissory note in substantially similar form to the promissory note attached hereto as Exhibit A (the “New Promissory Note”).

1.1   Delivery. The Holder will promptly deliver, or cause to be delivered, to the Company the April 7, 2007 Note duly endorsed by Holder in its full legal name under the following caption:

“SATISFACTION: The debt evidenced by this Note has been satisfied in full this the ____day of January, 2008.

Promptly after receipt of the duly endorsed April 2, 2007 Note, the Company will deliver or cause to be delivered to the Holder at the address set forth on the signature page of this Agreement (or at such other address provided to the Company in writing), a certificate or certificates representing the Exchange Shares issued in the name of the Holder, in such denominations as Holder requests in writing and the New Promissory Note.

1.2   Waiver. In consideration of the Exchange, each Holder hereby waives, releases, acquits and forever discharges the Company, and all of its respective subsidiaries, affiliates, agents, employees, officers, and directors, as well as their respective heirs, successors, legal and personal representatives, and assigns of any and all of them, from and against any and all claims, liabilities, losses, damages, cause or causes of action of any kind or character whatsoever, whether liquidated, unliquidated or disputed, asserted or assertable, known or unknown, in contract or in tort, at law or in equity, which the Holder might now or hereafter having arising out of or in connection with or relating to the April 2, 2007 Note, including all rights to any and all amounts of accrued and unpaid interest or other amounts due on or in connection with the April 2, 2007 Note.

1.3   SEC Reports. The Company is a reporting company under the Exchange Act of 1934, as amended (the “Exchange Act”) and has filed with the United States Securities and Exchange Commission (the “SEC”) all reports required to be filed by the Company under Section 13 or 15(d) of the Exchange Act (the “SEC Reports”). The Holder has had the opportunity to review, and has reviewed, all such reports and information which the Holder deemed material to an investment decision regarding the Exchange and the investment in the Exchange Shares.

1.4   Section 3(a)(9). Assuming the accuracy of the representations and warranties of the Holder set forth in section 3 of this Agreement, the Company acknowledges and agrees that the Exchange qualifies as an exchange under Section 3(a)(9) of the Securities Act.

2.  Representations and Warranties of the Company. The Company represents and warrants to the Holders that:

2.1   Organization and Qualification. The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware.

2.2   Authorization; Enforcement; Validity. The Company has the requisite power and authority to enter into and perform the transactions contemplated by this Agreement.

2.3   Issuance of Exchange Shares and New Promissory Note. The issuance of the Exchange Shares is duly authorized and, upon issuance in accordance with the terms hereof, the Exchange Shares shall be validly issued, fully paid and nonassessable shares of the Common Stock of the Company and the New Promissory Note shall be a valid obligation of the Company. Assuming the accuracy of each of the representations and warranties of the Holder contained in Section 3 of this Agreement, the issuance by the Company of the Exchange Shares and New Promissory Note in accordance with the terms of this Agreement is exempt from registration under the Securities Act.

2.4   No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby (including, without limitation, the issuance of the Exchange Shares) will not result in a violation of the articles of incorporation or bylaws of the Company.

2.5   Acknowledgment Regarding the Exchange. The Company acknowledges and agrees that the Holder is acting solely in the capacity of an arm’s length third party with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges the Holder is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby, and any advice given by the Holder or any of its representatives or agents in connection with this Agreement is merely incidental to the Exchange.

2.6   No Commission; No Other Consideration. The Holder has not paid or given, and has not agreed to pay or give, directly or indirectly, any commission or other remuneration for soliciting the Exchange. The Exchange Shares and New Promissory Note are being issued exclusively for the exchange of the April 2, 2007 Note and no other consideration has or will be paid for the Exchange Shares and New Promissory Note.

2.7   No General Solicitation. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the Exchange.

3.  Representations and Warranties of the Holder. The Holder represents and warrants to the Company that:

3.1   No Public Sale or Distribution. The Holder is acquiring the Exchange Shares and New Promissory Note in the ordinary course of business for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof; provided, however, that by making the representations herein, the Holder does not agree to hold any of the Exchange Shares or New Promissory Note for any minimum or other specific term and reserves the right to dispose of the Exchange Shares and/or New Promissory Note at any time in accordance with or pursuant to a registration statement or an exemption from the registration requirements of the Securities Act and applicable state securities laws. The Holder does not presently have any agreement or understanding, directly or indirectly, with any person to distribute, or transfer any interest or grant participation rights in, the April 2, 2007 Note, the Exchange Shares or the New Promissory Note.

3.2   Accredited Investor and Affiliate Status. The Holder is an “accredited investor” as that term is defined in Rule 501 of Regulation D under the 1933 Act. The Holder is not, and has not been, for a period of at least three months prior to the date of this Agreement (a) an officer or director of the Company, (b) an “affiliate” of the Company (as defined in Rule 144) (an “Affiliate”) or (c) a “beneficial owner” of more than 10% of the common stock (as defined for purposes of Rule 13d-3 of the Exchange Act).

3.3   Reliance on Exemptions. The Holder understands that the Exchange is being made in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and each Holder’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Holder set forth herein in order to determine the availability of such exemptions and the eligibility of each Holder to complete the Exchange and to acquire the Exchange Shares and New Promissory Note.

3.4   Information. The Holder has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the Exchange which have been requested by the Holder. The Holder has been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by the Holder or its representatives shall modify, amend or affect the Holder’s right to rely on the Company’s representations and warranties contained herein. The Holder acknowledges that all of the documents filed by the Company with the SEC under Sections 13(a), 14(a) or 15(d) of the Exchange Act are available to the Holder, and the Holder has not relied on any statement of the Company not contained in such documents in connection with the Holder’s decision to enter into this Agreement and the Exchange.

3.5   Risk. The Holder understands that its investment in the Exchange Shares and New Promissory Note involves a high degree of risk. The Holder is able to bear the risk of an investment in the Exchange Shares and New Promissory Note including, without limitation, the risk of total loss of its investment. The Holder has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to the Exchange. There is no assurance that the Exchange Shares will continue to be quoted, traded or listed for trading or quotation on the Nasdaq over-the-counter (“OTC”) market or on any other organized market or quotation system.

3.6   No Governmental Review. The Holder understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement in connection with the Exchange or the fairness or suitability of the investment in the Exchange Shares or New Promissory Note nor have such authorities passed upon or endorsed the merits of the offering of the Exchange Shares or New Promissory Note.

                3.7   Organization; Authorization. The Holder has the requisite organizational power and authority to enter into and perform its obligations under this Agreement.

3.8   Validity; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Holder and shall constitute the legal, valid and binding obligations of the Holder enforceable against the Holder in accordance with its terms.

3.9   Ownership of the April 2, 2007 Note. Holder is the beneficial owner of the April 2, 2007 Note. The Holder paid for the April 2, 2007 Note in full, and has continuously held the April 2, 2007 note since its issuance. The Holder, individually or through a nominee, owns the April 2, 2007 Note outright and free and clear of any options, contracts, agreements, liens, security interests, or other encumbrances.

3.10   Prior Investment Experience. The Holder acknowledges that it has prior investment experience, including investment in non-listed and non-registered securities, or has employed the services of an investment advisor, attorney or accountant to read all of the documents furnished or made available by the Company to it and to evaluate the merits and risks of such an investment on its behalf, and that it recognizes the highly speculative nature of this investment.

3.11   Tax Consequences. The Holder acknowledges that the Company has made no representation regarding the potential or actual tax consequences for the Holder which will result from entering into the Agreement and from consummation of the Exchange. The Holder acknowledges that it bears complete responsibility for obtaining adequate tax advice regarding the Agreement and the Exchange.

3.12   No Registration, Review or Approval. The Holder acknowledges, understands and agrees that the Exchange Shares and New Promissory Note are being offered and exchanged hereunder pursuant to (a) an exchange offer exemption under Section 3(a)(9) of the Securities Act and (b) (i) a private placement exemption to the registration provisions of the Securities Act pursuant to Section 4(2) of such Securities Act and/or Regulation D promulgated under the Securities Act) and (ii) a similar exemption to the registration provisions of applicable state securities laws.

4.  Conditions Precedent to Obligations of the Company. The obligation of the Company to consummate the transactions contemplated by this Agreement is subject to the satisfaction of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing the Holder with prior written notice thereof:

4.1   Delivery. The Holder shall have delivered to the Company the April 2, 2007 Note, endorsed as set forth in paragraph 1.1.

4.2   No Prohibition. No order of any court, arbitrator, or governmental or regulatory authority shall be in effect which purports to enjoin or restrain any of the transactions contemplated by this Agreement.

5.  Conditions Precedent to Obligations of the Holder. The obligation of the Holder to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the condition that no order of any court, arbitrator, or governmental or regulatory authority shall be in effect which purports to enjoin or restrain any of the transactions contemplated by this Agreement. Such condition is for the Holder’s sole benefit and may be waived by the Holder at any time in its sole discretion by providing the Company with prior written notice thereof.

6.  Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be construed under the laws of the state of New York, without regard to principles of conflicts of law or choice of law that would permit or require the application of the laws of another jurisdiction.  The Company and Holder each hereby agrees that all actions or proceedings arising directly or indirectly from or in connection with this Agreement shall be litigated only in the Supreme Court of the State of New York or the United States District Court for the Southern District of New York located in New York County, New York.  The Company and Holder each consents to the exclusive jurisdiction and venue of the foregoing courts and consents that any process or notice of motion or other application to either of said courts or a judge thereof may be served inside or outside the State of New York or the Southern District of New York by certified or registered mail, return receipt requested, directed to such party at its or his address set forth below (and service so made shall be deemed “personal service”) or by personal service or in such other manner as may be permissible under the rules of said courts.  THE COMPANY AND HOLDER EACH HEREBY WAIVES ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION PURSUANT TO THIS AGREEMENT.

7.   Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

8.   Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

9.   Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

10.   Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Holder, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Holder makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Holder. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

11.   Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (a) upon receipt, when delivered personally; (b) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (c) one calendar day (excluding Saturdays, Sundays, and national banking holidays) after deposit with an overnight courier service, in each case properly addressed to the party to receive the same.

The addresses and facsimile numbers for such communications shall be:

If to the Company:

Celsius Holdings, Inc.
140 NE 4th Avenue, Suite C
Delray Beach, Florida 33483
Telephone:   561-276-2239
Facsimile:   561-276-2268
Attention: Jan Norelid

If to the Holder:

Brennecke Partners LLC
171 Stamford Ave.
Stamford, CT 06902
Telephone: 203-984-5971
Facsimile:    702-975-1944
Attention: Ray Tellini, Managing Member

or to such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change.

12.   Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Exchange Shares and/or New Promissory Note. The Holder may assign some or all of its rights hereunder without the consent of the Company, in which event such assignee shall be deemed to be the Holder hereunder with respect to such assigned rights.

13.   No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

14.   Survival of Representations. The representations and warranties of the Company and the Holder contained in sections 2 and 3, respectively, will survive the closing of the transactions contemplated by this Agreement.

15.   Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

CELSIUS HOLDINGS, INC., a Nevada corporation

By: _______/s/ Jan Norelid  1/22/08_________
Jan Norelid, Chief Financial Officer

BRENNECKE PARTNERS, LLC

By: _______/s/ Ray Tellini  1/17/08_________
Ray Tellini, Managing Member

Exhibit A

NOTE

$105,000.00	January 17, 2008

FOR VALUE RECEIVED, Celsius Holdings, Inc (the “Maker”), a Nevada corporation with a address of 140 NE 4th Ave, Delray Beach, Florida, promises to pay, to Brennecke Partners LLC or its assigns or successors-in-interest (the “Holder”), at 171 Stamford Ave., Stamford, CT 06902 (or at such other place as may be designated by Holder), the principal sum of ONE HUNDRED FIVE THOUSAND Dollars ($105,000) together with no interest accruing on the outstanding principal balance.  The Note (this “Note”) is due and payable in  7 equal monthly installments of FIFTEEN THOUSAND Dollars ($15,000) (“Installments”) in cash by wire transfer of immediately available funds to the Holder on first Business Day (as defined below) of each month starting on March 1, 2008 until the last and seventh payment on September 1, 2008. As used herein “Business Day” means any day other than a Saturday, Sunday, or other day on which commercial banks located in New York City are authorized or required by law to remain closed.

This Note is subject to the following additional provisions:

1. Interest.  No interest shall accrue on the principal of this Note. Notwithstanding anything contained herein, the principal balance due hereunder shall bear interest, from and after the occurrence and during the continuance of a default in the timely payment of principal or interest hereunder, at the rate of the lower of eighteen percent (18%) per annum or the highest rate permitted by law, and from and after such time interest shall be payable from time to time on demand.  The interest for default shall be calculated using a 365 day year and paid for the actual number of days elapsed. Unless otherwise agreed or required by applicable law, payments will be applied first to any unpaid collection costs, then to unpaid interest and fees and any remaining amount to principal.

2.  Prepayment.  The Maker may pre-pay all or any part of this Note at any time, without cost or penalty.

3. No Impairment.  The Maker shall not take any action, directly or indirectly, which would impair the rights of the Holder hereunder.

4. Obligations Absolute.  No provision of this Note shall alter or impair the right of the Holder to receive payment in full of the Installments when due.

5. Waivers of Demand.  The Maker and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, hereby expressly waives demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of acceleration or intent to accelerate, all other notices whatsoever and bringing of suit and diligence in taking any action to collect amounts called for hereunder, and will be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder.

6. Replacement Note.  In the event that the Holder notifies the Maker that this Note has been lost, stolen or destroyed, a replacement Note identical in all respects to the original Note (except for the outstanding principal amount, if different than that shown on the original Note), shall be delivered to the Holder, provided that the Holder executes and delivers to the Maker an agreement reasonably satisfactory to the Maker to indemnify the Maker from any loss incurred by it in connection with this Note.

7. Payment of Expenses.  The Maker agrees to pay all costs and expenses, including attorneys’ fees and expenses, which may be incurred by the Holder in enforcing this Note and/or collecting any amount due under this Note.

8. Savings Clause.  In case any provision of this Note is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Note will not in any way be affected or impaired thereby.  In no event shall the amount of interest paid hereunder exceed the maximum rate of interest on the unpaid principal balance hereof allowable by applicable law.  If any sum is collected in excess of the applicable maximum rate, the excess collected shall be applied to reduce principal of this Note.  If the amount of interest actually collected hereunder is still in excess of the applicable maximum rate, the interest rate shall be reduced so as not to exceed the maximum amount allowable under law.

9. Amendment.  Neither this Note nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by both the Maker and the Holder.

10.  Assignment.  The Holder may without notice transfer or assign to one or more third parties this Note or any interest herein and may mortgage, encumber or transfer any of its rights or interests in and to this Note or any part hereof in accordance with applicable securities laws, rules and regulations.  Each assignee, transferee and mortgagee shall have the right to transfer or assign its interest in accordance with the prior sentence.  Each such assignee, transferee and mortgagee shall have all of the rights of the Holder under this Note.  This Note shall be binding upon the Maker and the Pledgor and their respective successors and shall inure to the benefit of the Holder and its successors and assigns. The Maker shall not have the right to assign or otherwise transfer its obligations under this Note.

11. No Waiver.  No failure on the part of the Holder to exercise, and no delay in exercising any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Holder of any right, remedy or power hereunder preclude any other or future exercise of any other right, remedy or power.  Each and every right, remedy or power hereby granted to the Holder or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Holder from time to time.

12. Miscellaneous. Any notices, consents, waivers or other communications required or permitted to be given to the Maker or the Holder under the terms of this Note must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally or sent by verifiable facsimile, unless such delivery is made on a day that is not a Business Day, in which case such delivery will be deemed to be made on the next succeeding Business Day; or (ii) one Business Day after timely delivery to an overnight courier service, properly addressed to the intended recipient at the address set forth on the signature page hereof or such other address as he or it may designate in a notice delivered in accordance herewith.  Whenever the sense of this Note requires, words in the singular shall be deemed to include the plural and words in the plural shall be deemed to include the singular.  Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability.  All such parties agree that the Holder may (1) renew, extend (repeatedly and for any length of time) or modify this Note, or release any party or any collateral, (2) impair, fail to realize upon or perfect any security interest the Holder may have from time to time in any collateral, or (3) take any other action deemed necessary by the Holder, in each case without the consent of or notice to anyone and without releasing the Maker from any liability or obligation hereunder.

13. Choice of Law and Venue; Waiver of Jury Trial.  This Note shall be construed under the laws of the state of New York, without regard to principles of conflicts of law or choice of law that would permit or require the application of the laws of another jurisdiction.  The Maker hereby agrees that all actions or proceedings arising directly or indirectly from or in connection with this Note shall be litigated only in the Supreme Court of the State of New York or the United States District Court for the Southern District of New York located in New York County, New York.  The Maker consents to the exclusive jurisdiction and venue of the foregoing courts and consents that any process or notice of motion or other application to either of said courts or a judge thereof may be served inside or outside the State of New York or the Southern District of New York by certified or registered mail, return receipt requested, directed to the Maker at its or his address set forth on the signature page below (and service so made shall be deemed “personal service”) or by personal service or in such other manner as may be permissible under the rules of said courts.  THE MAKER HEREBY WAIVES ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION PURSUANT TO THIS NOTE.

IN WITNESS WHEREOF, the Maker has caused this instrument to be duly executed by an officer thereunto duly authorized and the Pledgor has executed this instrument in his individual capacity solely for the purposes specified herein.

MAKER: Celsius Holdings, Inc

By: _________________________
Name:        Stephen C. Haley
Title:          Chief Executive Officer